SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2000.

Nord Pacific Limited

New Brunswick, Canada

(State or other jurisdiction of incorporation)

(Commission File Number)      000-19182      (IRS Employer Identification No.)Not Applicable

40 Wellington Row, Suite 2100, Scotia Plaza
Saint John, New Brunswick, Canada	E2L 4S3
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (506) 633-3800

Item 5.                         Other Events and Regulation FD Disclosure.

    Dr. W. Pierce Carson, a Director, President, and Chief Executive Officer of the Registrant, resigned, effective January 10, 2001. Mr. Raymond Jenner, a Director of the Registrant, resigned effective December 27, 2000. Mr. Leland O. Erdahl was elected as the Registrant's new Chairman of the Board, President, and Chief Executive Officer.

    Mr. Erdahl served as the president and chief executive officer of Ranchers Exploration & Development Corporation until its merger with Hecla Mining Company. Since that time, he has served in senior officer positions with other companies in the mining industry. He has also served as a director of several other mining companies including Freeport McMoRan Copper & Gold Inc. and he is currently a director of four other mining companies and trustee of John Hancock Mutual Funds.

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORD PACIFIC LIMITED

Dated: January 19, 2001	By: /s/ Leland O. Erdahl
Leland O Erdahl Chairman President & Chief Executive Officer